Exhibit 3.8

LIMITED LIABILITY COMPANY AGREEMENT

OF

DYNAGAS OPERATING GP LLC

A Marshall Islands Limited Liability Company

ARTICLE IX	MISCELLANEOUS	6

Section 9.1	Complete Agreement	6

Section 9.2	Additional Members	6

Section 9.3	Governing Law	6

Section 9.4	Headings	6

Section 9.5	Severability	7

Section 9.6	No Third Party Beneficiary	7

Section 9.7	Amendment	7

Exhibit A	Officers

LIMITED LIABILITY COMPANY AGREEMENT

OF

DYNAGAS OPERATING GP LLC

This Limited Liability Company Agreement of DYNAGAS OPERATING GP LLC, a Marshall Islands limited liability company, dated as of October 29, 2013, is made and entered into by the Member (as defined below) and the Company.

RECITALS

WHEREAS, the Member has arranged for the formation of the Company under the Act (as defined below) on May 29, 2013, and now desires to organize the Company and provide for the management of the Company and its affairs and for the conduct of its business.

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Terms. The terms used in this Agreement, with their initial letters capitalized, shall, unless the context thereof otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. When used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Act” shall mean the Limited Liability Company Act of the Republic of the Marshall Islands, as the same may be amended from time to time.

(b) “Affiliate” shall mean, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(c) “Agreement” shall mean this Limited Liability Company Agreement as may be amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

(d) “Business” shall mean any lawful business, purpose or activity permitted by the Act.

(e) “Certificate” shall mean the Certificate of Formation filed pursuant to the Act with the Registrar pursuant to which the Company was organized as a Marshall Islands limited liability company.

(f) “Company” shall mean Dynagas Operating GP LLC, a Marshall Islands limited liability company.

(g) “Covered Person” means the Member, an Affiliate of the Member, any officer, director, shareholder, partner, member, employee, representative or agent of the Member or any of their respective Affiliates, or any current or former Officer, employee or agent of the Company or any of its Affiliates.

(h) “Member” shall mean Dynagas LNG Partners LP.

(i) “Officer” shall have the meaning set forth in Section 5.2.

(j) “Person” shall mean a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

(k) “Registrar” shall mean the Registrar of Corporations of the Republic of the Marshall Islands.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company was formed as a limited liability company under the Act on May 29, 2013, by the filing of the Certificate with the Registrar. Any and all actions in connection with such formation are hereby ratified, confirmed and approved.

Section 2.2 Name. The name of the Company formed by the filing of the Certificate is “Dynagas Operating GP LLC” and all Business of the Company shall be conducted in the name set forth in the Certificate or such other names that comply with applicable law as the Member may from time to time designate.

Section 2.3 Registered Agent. The registered agent of the Company in the Republic of the Marshall Islands shall be the Trust Company of the Marshall Islands, Inc. The office of the registered agent shall be located at the address: Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960.

Section 2.4 Qualifications in Other Jurisdictions. The Member shall cause the Company to be qualified or registered, whether under an assumed or fictitious name, in any jurisdiction in which the Company owns property or transacts business or to permit the Company lawfully to own property or transact business. The Member, any person authorized by the Member, or any Officer of the Company, shall execute, file and publish all such certificates, notices, statements or other instruments (and any amendments, changes and/or restatements thereof) necessary or desirable to permit the Company to conduct business in all jurisdictions where the Company elects to do business.

Section 2.5 Term. The Company commenced its existence on the date the Certificate was accepted for filing by the Registrar, and shall have perpetual existence unless the Company is dissolved in accordance with the Act.

Section 2.6 Company Property. No property of the Company shall be deemed to be owned by the Member individually, but shall be owned by and title shall be vested solely in the Company.

ARTICLE III

PURPOSE AND POWERS OF THE COMPANY

Section 3.1 Purpose of the Company. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in the Business.

Section 3.2 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose of the Company as set forth in Section 3.1 above.

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions. The Member has contributed such sums of money, assets and/or services as it, in its sole discretion, shall deem necessary or appropriate to enable the Company to carry out its Business. The Member agrees to contribute to the Company such further sums of money, assets and/or services as necessary to enable the Company to carry out the Business.

Section 4.2 No Interest on Capital Contributions. Except as otherwise expressly provided herein, the Member shall not receive any interest on its capital contributions to the Company.

ARTICLE V

MANAGEMENT

Section 5.1 Member. The management of the Company shall be vested exclusively in the Member. The Member, acting in its sole discretion, shall be empowered to make all decisions and take all actions for the Company as it shall deem necessary or appropriate to enable the Company to carry out its Business and the purposes for which the Company was formed including, without limitation, the following:

(a) entering into, making and performing contracts, agreements, undertakings and guarantees of whatever kind and nature in the name and on behalf of the Company;

(b) setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(c) collecting sums due to the Company;

(d) selecting, removing, and changing the authority and responsibility of lawyers, auditors and other advisers and consultants;

(e) issuing powers of attorney in favor of such persons as it may deem necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Article 5; and

(f) the adoption of such resolutions as it may deem necessary or appropriate to approve any decisions made or actions taken on behalf of the Company pursuant to this Article 5.

Section 5.2 Officers. The Member may, from time to time, designate one or more other individuals to be officers (each an “Officer”) of the Company, with such titles as the Member may assign to such individuals. Officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. Any number of offices may be held by the same individual. The Member hereby appoints those persons set forth in Exhibit A hereto to hold the positions and titles set forth opposite their names effective as of the date indicated.

Any Officer may be removed as such, either with or without cause, by the Member whenever in its judgment the best interests of the Company will be served thereby.

Unless otherwise specified by the Member and except as otherwise limited under this Agreement, each Officer shall be authorized to act on behalf of the Company in the same manner as a corresponding officer of a business corporation formed under the Marshall Islands Business Corporations Act.

Any Person dealing with the Company may rely upon the authority of any Officer designated in this Agreement or in writing by the Member in accordance with this Section 5.2 in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions. The Member, in its capacity as sole Member, shall, in its sole discretion, determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Member may make distributions to itself as the sole Member, subject to any limitations or restrictions provided for in the Act.

ARTICLE VII

LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 7.1 Liability of Covered Persons. Except as otherwise provided by the Act, all debts, obligations and liabilities of the Company (including, without limitation, under a judgment, decree or order of a court), whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

Section 7.2 Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement.

Section 7.3 Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved; as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs, except that no Covered Person shall be entitled to such indemnification with respect to any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement; provided, that any indemnity under this Section 7.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Section 7.4 Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of such Covered Person’s performance of its duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 7.3 above.

Section 7.5 Severability. To the fullest extent permitted by applicable law, if any portion of this Article 7 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 8 that shall not have been invalidated.

Section 7.6 No Third Party Rights. Except as expressly provided herein, none of the provisions of this Article 7 shall be deemed to create or grant any rights in favor of any third party, including, without limitation, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the dissolution, winding up and termination of the Company.

ARTICLE VIII

BOOKS AND RECORDS; FISCAL YEAR;

BANK ACCOUNTS; TAX MATTERS

Section 8.1 Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept and cause to be kept by the Company at the principal office of the Company or at such other location as the Member may from time to time determine. Upon request, the Member and its respective authorized representatives may obtain reasonable access during normal business hours to the books and records of the Company.

Section 8.2 Fiscal Year. Unless otherwise determined by the Member, the Company’s books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company’s affairs.

Section 8.3 Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Member. The funds of the Company shall not be commingled with the funds of any other Person. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by the Member.

Section 8.4 Tax Matters. The Member intends that, for so long as it remains the sole Member of the Company, the Company shall be treated as a “disregarded” entity for U.S. federal income tax purposes and the Member hereby authorizes any of the Officers of the Company to execute and file IRS Form 8832 to implement such “disregarded” tax status for the Company.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement regarding the formation of the Company and replace and supersede all prior agreements regarding the formation of the Company.

Section 9.2 Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

Section 9.3 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Republic of the Marshall Islands without regard to principles of conflicts of law.

Section 9.4 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 9.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 9.6 No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member and its successors and permitted assigns and no other Persons (except for Covered Persons under Article 7) shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 9.7 Amendment. Any amendment to this Agreement must be in writing and signed by the Member.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

MEMBER:

DYNAGAS LNG PARTNERS LP

By:	/s/ Michael Gregos
Name: Michael Gregos
Title: Chief Financial Officer

COMPANY:

DYNAGAS OPERATING GP LLC

By:	Dynagas LNG Partners LP, as sole member

By:	/s/ Michael Gregos
Name: Michael Gregos
Title: Authorized Person

[Signature Page to Dynagas Operating GP LLC Limited Liability Agreement]